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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (SEC file Nos. 333-57413, 333-64505, and 333-73055) of
Condor Technology Solutions, Inc. of our report dated March 30, 2000 relating to the financial statements, which appears in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated March 30, 2000 relating to the financial statement schedules, which appears in this Form 10-K.


PricewaterhouseCoopers LLP
McLean, Virginia
June 29, 2001